                                                                     Exhibit 5.4





                               FMC Trust Finance Sarl Luxembourg III
                               7A, rue Robert Stumper
                               L-2557 Luxembourg

                               Fresenius Medical Care AG
                               Else-Kroner-Str. 1
                               D-61346 Bad Homburg v.d.H.





                                      Luxembourg,           August 1, 2001
                                      BX/QU2/FS




Re.: Registration Statement on Form F-4


Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form F-4 (the "Registration Statement") to be filed by Fresenius Medical Care AG, a German stock corporation (the "Company"), FMC Trust Finance Sarl Luxembourg III, a Luxembourg private limited company (the "Note Issuer"), Fresenius Medical Care Capital Trust IV, a Delaware statutory business trust ("Trust IV"), Fresenius Medical Care Capital Trust V, a Delaware statutory business trust ("Trust V") and the other Note Guarantors (as defined below) relating to the issue and exchange of:

      1. $225,000,000 aggregate principal amount of the Note Issuer's US Dollar denominated 7 7/8% Senior Subordinated Notes due 2011 (the "USD Notes") to be issued by the Note Issuer to Trust IV in exchange for a like amount of "Old USD Notes" pursuant to the "Exchange Offer" (as such terms are defined in the Registration Statement) and guaranteed by the Note Guarantors;

WILDGEN & PARTNERS                                                             2


      2. E300,000,000 aggregate principal amount of the Note Issuer's Euro denominated 7 3/8% Senior Subordinated Notes due 2011 (the "Euro Notes") to be issued by the Note Issuer to Trust V in exchange for a like amount of "Old Euro Notes" (as defined in the Registration Statement) pursuant to the Exchange Offer and guaranteed by the Note Guarantors;

      and, collectively with the USD Notes, the "Senior Subordinated Notes";

      3. Guarantees (individually, a "Note Guarantee" and, collectively, the "Note Guarantees") of the Senior Subordinated Notes by the Company, Fresenius Medical Care Deutschland GmbH, a German company ("D-GmbH") and Fresenius Medical Care Holdings, Inc., a New York corporation ("FMCH") (individually, a "Note Guarantor" and, collectively, the "Note Guarantors");

      4. $ 225,000,000 aggregate liquidation amount of US Dollar denominated 7 7/8% Trust Preferred Securities (the "USD Trust Preferred Securities") to be issued by Trust IV in exchange for a like amount of "Old USD Trust Preferred Securities" (as defined in the Registration Statement) pursuant to the Exchange Offer and guaranteed by the Company;

      5. E 300,000,000 aggregate liquidation amount of Euro denominated 7 3/8% Trust Preferred Securities (the "Euro Trust Preferred Securities"), to be issued by Trust V in exchange for a like amount of "Old Euro Trust Preferred Securities" (as defined in the Registration Statement) pursuant to the Exchange Offer and guaranteed by the Company;

      and, collectively with the USD Preferred Securities, the "Trust Preferred Securities"; and

WILDGEN & PARTNERS                                                             3


      6. The Trust guarantees (the "Trust Guarantees ") of the Trust Preferred Securities.

      The Senior Subordinated Notes, the Trust Preferred Securities, the Note Guarantees and the Trust Guarantees are hereinafter referred to collectively as the "Registered Securities".

      We have examined such certificates, documents and records on the date hereof and have made such examination of the law, as we have deemed necessary to enable us to render the opinion expressed below, especially
      (i) the Indenture dated as of June 6, 2001 among the Company, the Note Issuer, the Note Guarantors and State Street Bank and Trust Company, as Trustee, under which the USD Notes and the Note Guarantees of the USD Notes will be issued, and (ii) the Indenture dated as of June 15, 2001 among the Company, the Note Issuer, the Note Guarantors and State Street Bank and Trust Company, as Trustee, under which the Euro Notes and the Note Guarantees of the Euro Notes will be issued. We have knowledge of the proceedings taken and proposed to be taken by the Note Issuer in connection with the authorization, registration, issuance and exchange of the Senior Subordinated Notes to Trust IV and V.

      The opinion expressed below is limited to the laws of the Grand Duchy of Luxembourg currently in effect. We have made no investigation of the laws of any jurisdiction outside Luxembourg as a basis for this opinion and do not express or imply any opinion with respect to the matters governed by or to be determined on the basis of any such laws outside Luxembourg. We do not issue an opinion on tax matters. The undersigned is admitted to the District Court of Luxembourg.

      In our examination of the above documents, we have made the following

WILDGEN & PARTNERS                                                             4


      assumptions:

      i)    The originals submitted to us are genuine.

      ii)   The copies submitted to us conform to the originals.

      iii) Any and all authorizations and consents of any public authority of any state or country, which may be required with respect to the Registration Statement, have been or will be obtained.

      iv) Any and all registration, notarisation and other formality required in any country have been complied with.

      v) The Senior Subordinated Notes will be acquired by Trust IV and Trust V in exchange for the Old USD Notes and Old Euro Notes, as applicable.

      Based on the foregoing, it is our opinion that, subject to said proceedings being duly taken and completed by the Note Issuer as now contemplated by us as their special Luxembourg counsel prior to issuance of the Registered Securities, upon the issuance and sale of the Registered Securities in the Exchange Offer in the manner referred to in the Registration Statement:

      (1) The USD Notes will be duly authorized and validly issued by the Note Issuer.

      (2) The Euro Notes will be duly authorized and validly issued by the Note Issuer.

      The law covered by this opinion is limited to the present law of the Grand Duchy of Luxembourg. We express no opinion as to the laws of any other jurisdiction.

WILDGEN & PARTNERS                                                             5


      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" in the Prospectus forming a part thereof.

      The enforceability of the Note Issuer's obligations included in the Trust indentures set forth here above is subject to all applicable bankruptcy, insolvency or similar laws.

      Any liability arising out of or in connection with this Legal Opinion shall be limited to and under no condition exceed an amount of 100,000,000 Luxembourg Francs.



                                                 Very truly yours


                                                 /s/ Albert WILDGEN